FOR RELEASE ON: August 7, 2017

CONTACT:    Robert Cherry, VP - Business Development & Investor Relations
608-361-7530
robert.cherry@regalbeloit.com

Regal Beloit Corporation Announces Second Quarter 2017 Financial Results

•	Organic Sales Growth in All Three Segments

•	Raised 2017 Diluted Earnings per Share Guidance

BELOIT, WI - Regal Beloit Corporation (NYSE: RBC) today reported second quarter 2017 diluted earnings per share of $1.18, down 6.3% from the prior year. Second quarter 2017 adjusted diluted earnings per share* were $1.29, up 13.2% from the prior year.

Key financial results for the second quarter 2017 included:

•
Total net sales of $869.2 million increased 3.6% from the prior year and included a negative 0.7% foreign currency translation impact and a negative 0.5% divestiture impact. The result was a positive organic sales growth rate of 4.8%.

•	Income from operations was $83.0 million or 9.5% of net sales. Adjusted income from operations was $90.4 million or 10.4% of net sales up 70 basis points from the prior year.

•	Effective tax rate of 21.6% impacted by restructuring and related costs.

•	Net cash provided by operating activities was $98.4 million and capital expenditures totaled $16.7 million, resulting in free cash flow of $81.7 million or 154.2% of net income.

•	The Company paid down $70.3 million of debt and repurchased $21.0 million of common stock.

Second quarter 2017 segment results versus the prior year second quarter included:

•
Commercial and Industrial Systems Segment net sales were $407.4 million, an increase of 3.2%. Foreign currency had a negative 1.1% translation impact. The result was a positive organic sales growth rate of 4.3% driven by strength in Asia, oil & gas and commercial HVAC. Operating margin was 5.1%. Excluding a net $6.6 million in restructuring and related costs and the gain on sale of assets, adjusted operating margin was 6.7%. Restructuring and related costs included $3.9 million resulting from the exit of a non-core business.

•
Climate Solutions Segment net sales were $270.5 million, an increase of 6.3%. Foreign currency had a negative 0.2% translation impact. The result was a positive organic sales growth rate of 6.5% driven by growth in North American residential HVAC partially offset by weakness in commercial refrigeration. Operating margin was 14.9%. Excluding restructuring and related costs of $0.6 million, adjusted operating margin was 15.1%.

•
Power Transmission Solutions Segment net sales were $191.3 million, an increase of 1.0%. Foreign currency had a negative 0.5% translation impact. Our June 2016 Mastergear divestiture resulted in a negative 2.0% impact. The result was a positive organic sales growth rate of 3.5% driven by improved oil & gas and renewable energy end market demand. Operating margin was 11.6%. Excluding restructuring and related costs of $0.2 million, adjusted operating margin was 11.7%.

*This earnings release includes non-GAAP financial measures. Descriptions of why we believe these non-GAAP measures are useful and reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included with this earnings release.

“Overall, we had a solid quarter with organic sales growth of 4.8% and all three segments contributing,” said Regal Chairman and CEO Mark Gliebe. “We continue to be pleased with the progress we are making on margin improvement.”

2017 Outlook

“Our order trends remain positive, and we continue to expect low single digit organic sales growth for the full year. We are raising our 2017 adjusted diluted earnings per share guidance to $4.70 to $5.00 from our previous guidance of $4.55 to $4.95,” continued Mr. Gliebe.

The Company forecasts 2017 GAAP diluted earnings per share of $4.51 to $4.81. Additionally, the Company has updated its forecast on 2017 full year effective tax rate to 22% from the previous forecast of 23%.

Conference Call

Regal will hold a conference call to discuss the earnings release at 9:00 AM CDT (10:00 AM EDT) on August 8, 2017. To listen to the live audio and view the presentation during the call, please visit Regal’s Investors page:
http://investors.regalbeloit.com. To listen by phone or to ask the presenters a question, dial 888.317.6003 (U.S. callers) or 1.412.317.6061 (international callers) and enter 3706406 when prompted.

A webcast replay will be available at the link above, and a telephone replay will be available at 877.344.7529 (U.S. callers) or 1.412.317.0088 (international callers), conference ID 10105093. Both will be accessible until November 7, 2017.

About the Company

Regal Beloit Corporation (NYSE: RBC) is a leading manufacturer of electric motors, electrical motion controls, power generation and power transmission products serving markets throughout the world. The company is comprised of three business segments: Commercial and Industrial Systems, Climate Solutions and Power Transmission Solutions. Regal is headquartered in Beloit, Wisconsin, and has manufacturing, sales and service facilities throughout the United States, Canada, Mexico, Europe and Asia. For more information, visit RegalBeloit.com

CAUTIONARY STATEMENT
The following is a cautionary statement made under the Private Securities Litigation Reform Act of 1995: With the exception of historical facts, the statements contained in this release may be forward-looking statements. Forward-looking statements represent our management’s judgment regarding future events. In many cases, you can identify forward-looking statements by terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “forecast,” “anticipate,” “believe,” “should,” “project” or “plan” or the negative of these terms or other similar words. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond our control, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements due to a number of factors, including: uncertainties regarding our ability to execute our restructuring plans within expected costs and timing; increases in our overall debt levels as a result of the acquisition of the Power Transmission Solutions business of Emerson Electric Co. (“PTS”) or otherwise and our ability to repay principal and interest on our outstanding debt; actions taken by our competitors and our ability to effectively compete in the increasingly competitive global electric motor, drives and controls, power generation and mechanical motion control industries; our ability to develop new products based on technological innovation and marketplace acceptance of new and existing products; fluctuations in commodity prices and raw material costs; our dependence on significant customers; issues and costs arising from the integration of acquired companies and businesses including PTS and the timing and impact of purchase accounting adjustments; prolonged declines in oil and gas up stream capital spending; economic changes in global markets where we do business, such as reduced demand for the products we sell, currency exchange rates, inflation rates, interest rates, recession, government policies, including policy changes affecting taxation, trade, immigration and the like, and other external factors that we cannot control; product liability and other litigation, or claims by end users, government agencies or others that our products or our customers’ applications failed to perform as anticipated, particularly in high volume applications or where such failures are alleged to be the cause of property or casualty claims; unanticipated liabilities of acquired businesses; unanticipated costs or expenses we may incur related to product warranty issues; our dependence on key suppliers and the potential effects of supply disruptions; infringement of our intellectual property by third parties, challenges to our intellectual property, and claims of infringement by us of third party technologies; effect on earnings of any significant impairment of goodwill or intangible assets; cyclical downturns affecting the global market for capital goods; and other risks and uncertainties including but not limited to those described in “Item 1A-Risk Factors” of the Company’s Annual Report on Form 10-K filed on March 1, 2017 and from time to time in our reports filed with U.S. Securities and Exchange Commission. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements. The forward-looking statements included in this release are made only as of their respective dates, and we undertake no obligation to update these statements to reflect subsequent events or circumstances.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
Unaudited
(Amounts in Millions, Except per Share Data)

	Three Months Ended		Six Months Ended
	Jul 1, 2017	Jul 2, 2016	Jul 1, 2017	Jul 2, 2016
Net Sales	$869.2	$838.6	$1,682.7	$1,656.8
Cost of Sales	646.2	615.7	1,244.1	1,216.5
Gross Profit	223.0	222.9	438.6	440.3
Operating Expenses	140.0	131.5	280.8	279.6
Income From Operations	83.0	91.4	157.8	160.7
Interest Expense	14.7	14.8	29.1	29.8
Interest Income	1.0	1.2	2.0	2.3
Income Before Taxes	69.3	77.8	130.7	133.2
Provision for Income Taxes	15.0	19.4	28.8	32.1
Net Income	54.3	58.4	101.9	101.1
Less: Net Income Attributable to Noncontrolling Interests	1.3	1.8	2.6	2.9
Net Income Attributable to Regal Beloit Corporation	$53.0	$56.6	$99.3	$98.2
Earnings Per Share Attributable to Regal Beloit Corporation:
Basic	$1.19	$1.27	$2.22	$2.20
Assuming Dilution	$1.18	$1.26	$2.20	$2.19
Cash Dividends Declared	$0.26	$0.24	$0.50	$0.47
Weighted Average Number of Shares Outstanding:
Basic	44.7	44.7	44.8	44.7
Assuming Dilution	45.1	45.0	45.1	45.0

CONDENSED CONSOLIDATED BALANCE SHEETS
Unaudited
(Dollars in Millions)
	Jul 1, 2017	Dec 31, 2016
ASSETS
Current Assets:
Cash and Cash Equivalents	$243.7	$284.5
Trade Receivables, less Allowances of $10.4 Million in 2017 and $11.5 Million in 2016	544.5	462.2
Inventories	698.2	660.8
Prepaid Expenses and Other Current Assets	156.7	124.5
Total Current Assets	1,643.1	1,532.0

Net Property, Plant, Equipment and Noncurrent Assets	2,839.9	2,826.5
Total Assets	$4,483.0	$4,358.5

LIABILITIES AND EQUITY
Current Liabilities:
Accounts Payable	$406.5	$334.2
Other Accrued Expenses	225.6	266.8
Current Maturities of Debt	100.7	100.6
Total Current Liabilities	732.8	701.6

Long-Term Debt	1,199.5	1,310.9
Other Noncurrent Liabilities	301.9	267.8
Equity:
Total Regal Beloit Corporation Shareholders' Equity	2,205.8	2,038.8
Noncontrolling Interests	43.0	39.4
Total Equity	2,248.8	2,078.2
Total Liabilities and Equity	$4,483.0	$4,358.5

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
Unaudited
(Dollars in Millions)
	Three Months Ended		Six Months Ended
	Jul 1, 2017	Jul 2, 2016	Jul 1, 2017	Jul 2, 2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$54.3	$58.4	$101.9	$101.1
Adjustments to Reconcile Net Income and Changes in Assets and Liabilities (Net of Acquisitions and Divestitures) to Net Cash Provided by Operating Activities:
Depreciation and Amortization	34.4	38.9	68.8	79.0
(Gain) Loss on Disposal of Assets, Net	(0.2)	0.4	(0.3)	1.0
Gain on Disposal of Businesses	—	(11.6)	(0.1)	(11.6)
Exit of Business	3.9	—	3.9	—
Share-Based Compensation Expense	4.1	3.8	7.1	7.1
Change in Operating Assets and Liabilities, Net of Acquisitions and Divestitures	1.9	27.6	(32.4)	(0.5)
Net Cash Provided by Operating Activities	98.4	117.5	148.9	176.1
CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to Property, Plant and Equipment	(16.7)	(16.8)	(33.7)	(31.7)
Net Sales of Investment Securities	—	6.2	—	4.5
Proceeds from Sale of Assets	0.3	0.1	1.3	0.1
Proceeds Received from Disposal of Businesses	—	25.0	0.5	25.0
Net Cash Provided by (Used in) Investing Activities	(16.4)	14.5	(31.9)	(2.1)
CASH FLOWS FROM FINANCING ACTIVITIES:
Net (Repayments) Borrowings Under Revolving Credit Facility	(8.9)	(11.0)	(2.1)	22.0
Net (Repayments) Proceeds from Short-Term Borrowings	0.3	(6.5)	0.1	(6.7)
Proceeds from Long-Term Debt	0.3	—	0.3	—
Repayments of Long-Term Debt	(62.0)	(75.1)	(112.1)	(125.2)
Dividends Paid to Shareholders	(10.6)	(10.3)	(21.4)	(20.5)
Payments of Contingent Consideration	—	—	(5.3)	—
Proceeds from the Exercise of Stock Options	—	—	0.4	0.5
Repurchase of Common Stock	(21.0)	—	(21.0)	—
Distributions to Noncontrolling Interest	—	(0.3)	—	(0.3)
Shares Surrendered for Taxes	(2.3)	(1.5)	(3.4)	(1.9)
Purchase of Subsidiary Shares from Noncontrolling Interest	—	—	—	(19.6)
Net Cash Used In Financing Activities	(104.2)	(104.7)	(164.5)	(151.7)
EFFECT OF EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	3.6	(4.9)	6.7	(3.7)
Net Increase (Decrease) in Cash and Cash Equivalents	(18.6)	22.4	(40.8)	18.6
Cash and Cash Equivalents at Beginning of Period	262.3	249.1	284.5	252.9
Cash and Cash Equivalents at End of Period	$243.7	$271.5	$243.7	$271.5

SEGMENT INFORMATION
Unaudited
(Dollars In Millions)
	Three Months Ended
	Commercial & Industrial Systems		Climate Solutions		Power Transmission Solutions		Total Regal
	Jul 1, 2017	Jul 2, 2016	Jul 1, 2017	Jul 2, 2016	Jul 1, 2017	Jul 2, 2016	Jul 1, 2017	Jul 2, 2016
Net Sales	$407.4	$394.7	$270.5	$254.5	$191.3	$189.4	$869.2	$838.6

GAAP Operating Margin	5.1%	6.4%	14.9%	14.2%	11.6%	16.0%	9.5%	10.9%
Adjusted Operating Margin*	6.7%	6.5%	15.1%	14.4%	11.7%	10.1%	10.4%	9.7%

Components of Net Sales:
Organic Sales Growth	4.3%	(9.0)%	6.5%	(10.4)%	3.5%	(10.9)%	4.8%	(9.8)%
Acquisitions, Net of Divestitures	—%	—%	—%	—%	(2.0)%	(0.9)%	(0.5)%	(0.2)%
Foreign Currency Impact	(1.1)%	(1.6)%	(0.2)%	(0.7)%	(0.5)%	(0.2)%	(0.7)%	(1.0)%

SEGMENT INFORMATION
Unaudited
(Dollars In Millions)
	Six Months Ended
	Commercial & Industrial Systems		Climate Solutions		Power Transmission Solutions		Total Regal
	Jul 1, 2017	Jul 2, 2016	Jul 1, 2017	Jul 2, 2016	Jul 1, 2017	Jul 2, 2016	Jul 1, 2017	Jul 2, 2016
Net Sales	$788.6	$772.3	$518.2	$494.3	$375.9	$390.2	$1,682.7	$1,656.8

GAAP Operating Margin	5.9%	6.1%	13.8%	12.3%	10.6%	13.6%	9.4%	9.7%
Adjusted Operating Margin*	6.9%	6.2%	14.1%	12.6%	10.8%	10.8%	10.0%	9.2%

Components of Net Sales:
Organic Sales Growth	3.0%	(12.2)%	5.1%	(11.9)%	(0.8)%	(8.5)%	2.8%	(11.3)%
Acquisitions, Net of Divestitures	—%	—%	—%	—%	(2.3)%	8.7%	(0.5)%	1.8%
Foreign Currency Impact	(0.9)%	(1.7)%	(0.3)%	(0.8)%	(0.5)%	(0.2)%	(0.6)%	(1.1)%

NON-GAAP MEASURES AND OTHER DEFINITIONS
Unaudited
(Dollars in Millions, Except per Share Data)

We prepare financial statements in accordance with accounting principles generally accepted in the United States (“GAAP”). We also periodically disclose certain financial measures in our quarterly earnings releases, on investor conference calls, and in investor presentations and similar events that may be considered “non-GAAP” financial measures. This additional information is not meant to be considered in isolation or as a substitute for our results of operations prepared and presented in accordance with GAAP.

In this earnings release, we disclose the following non-GAAP financial measures, and we reconcile these measures in the tables below to the most directly comparable GAAP financial measures: adjusted diluted earnings per share (both historical and projected), adjusted income from operations, adjusted operating income, adjusted operating margin, free cash flow, and free cash flow as a percentage of net income attributable to Regal Beloit Corporation. We believe that these non-GAAP financial measures are useful measures for providing investors with additional information regarding our results of operations and for helping investors understand and compare our operating results across accounting periods and compared to our peers. Our management primarily uses adjusted income from operations, adjusted operating income and adjusted operating margin to help us manage and evaluate our business and make operating decisions, while adjusted diluted earnings per share, free cash flow and free cash flow as a percentage of net income are primarily used to help us evaluate our business and forecast our future results. Accordingly, we believe disclosing and reconciling each of these measures helps investors evaluate our business in the same manner as management.

In addition to these non-GAAP measures, we also use the term “organic sales” to refer to GAAP sales from existing operations excluding sales from acquired businesses recorded prior to the first anniversary of the acquisition less the amount of sales attributable to any divested businesses (“acquisition sales”), and the impact of foreign currency translation. The impact of foreign currency translation is determined by translating the respective period’s sales (excluding acquisition sales) using the same currency exchange rates that were in effect during the prior year periods. We use the term “organic sales growth” to refer to the increase in our sales between periods that is attributable to organic sales. For further clarification, we may use the term “acquisition growth” to refer to the increase in our sales between periods that is attributable to acquisition sales.

ADJUSTED DILUTED EARNINGS PER SHARE	Three Months Ended		Six Months Ended
	Jul 1, 2017	Jul 2, 2016	Jul 1, 2017	Jul 2, 2016
GAAP Diluted Earnings Per Share	$1.18	$1.26	$2.20	$2.19
Restructuring and Related Costs	0.12	0.02	0.17	0.04
Gain on Disposal of Businesses	—	(0.14)	—	(0.14)
Gain on Sale of Assets	(0.01)	—	(0.01)	—
Adjusted Diluted Earnings Per Share	$1.29	$1.14	$2.36	$2.09

ADJUSTED OPERATING INCOME

	Three Months Ended
	Commercial & Industrial Systems		Climate Solutions		Power Transmission Solutions		Total Regal
	Jul 1, 2017	Jul 2, 2016	Jul 1, 2017	Jul 2, 2016	Jul 1, 2017	Jul 2, 2016	Jul 1, 2017	Jul 2, 2016
GAAP Income from Operations	$20.6	$25.1	$40.2	$36.1	$22.2	$30.2	$83.0	$91.4
Restructuring and Related Costs	6.9	0.7	0.6	0.5	0.2	0.5	7.7	1.7
Gain on Disposal of Businesses	—	—	—	—	—	(11.6)	—	(11.6)
Gain on Sale of Assets	(0.3)	—	—	—	—	—	(0.3)	—
Adjusted Income from Operations	$27.2	$25.8	$40.8	$36.6	$22.4	$19.1	$90.4	$81.5

GAAP Operating Margin %	5.1%	6.4%	14.9%	14.2%	11.6%	16.0%	9.5%	10.9%
Adjusted Operating Margin %	6.7%	6.5%	15.1%	14.4%	11.7%	10.1%	10.4%	9.7%

ADJUSTED OPERATING INCOME

	Six Months Ended
	Commercial & Industrial Systems		Climate Solutions		Power Transmission Solutions		Total Regal
	Jul 1, 2017	Jul 2, 2016	Jul 1, 2017	Jul 2, 2016	Jul 1, 2017	Jul 2, 2016	Jul 1, 2017	Jul 2, 2016
GAAP Income from Operations	$46.4	$46.8	$71.4	$60.7	$40.0	$53.2	$157.8	$160.7
Restructuring and Related Costs	8.6	0.8	1.7	1.8	0.6	0.5	10.9	3.1
Gain on Disposal of Businesses	—	—	—	—	(0.1)	(11.6)	(0.1)	(11.6)
Gain on Sale of Assets	(0.4)	—	—	—	—	—	(0.4)	—
Adjusted Income from Operations	$54.6	$47.6	$73.1	$62.5	$40.5	$42.1	$168.2	$152.2

GAAP Operating Margin %	5.9%	6.1%	13.8%	12.3%	10.6%	13.6%	9.4%	9.7%
Adjusted Operating Margin %	6.9%	6.2%	14.1%	12.6%	10.8%	10.8%	10.0%	9.2%

FREE CASH FLOW RECONCILIATION	Three Months Ended		Six Months Ended
	Jul 1, 2017	Jul 2, 2016	Jul 1, 2017	Jul 2, 2016
Net Cash Provided by Operating Activities	$98.4	$117.5	$148.9	$176.1
Additions to Property Plant and Equipment	(16.7)	(16.8)	(33.7)	(31.7)
Free Cash Flow	$81.7	$100.7	$115.2	$144.4
Free Cash Flow as a Percentage of Net Income Attributable to Regal Beloit Corporation	154.2%	177.9%	116.0%	147.0%

RECONCILIATION OF 2017 ADJUSTED ANNUAL GUIDANCE	Minimum	Maximum
2017 Diluted EPS Annual Guidance	$4.51	$4.81
Restructuring and Related Costs	0.21	0.21
Gain on Sale of Assets	(0.02)	(0.02)
2017 Adjusted Diluted EPS Annual Guidance	$4.70	$5.00

ORGANIC SALES GROWTH	Three Months Ended
July 1, 2017
	Commercial & Industrial Systems	Climate Solutions	Power Transmission Solutions	Total Regal
Net Sales	$407.4	$270.5	$191.3	$869.2
Net Sales from Business Divested	—	—	3.8	3.8
Impact from Foreign Currency Exchange Rates	4.2	0.5	1.0	5.7
Adjusted Net Sales	$411.6	$271.0	$196.1	$878.7

Net Sales Three Months Ended July 2, 2016	$394.7	$254.5	$189.4	$838.6
Organic Sales Growth %	4.3%	6.5%	3.5%	4.8%
Net Sales Growth %	3.2%	6.3%	1.0%	3.6%

ORGANIC SALES GROWTH	Six Months Ended
July 1, 2017
	Commercial & Industrial Systems	Climate Solutions	Power Transmission Solutions	Total Regal
Net Sales	$788.6	$518.2	$375.9	$1,682.7
Net Sales from Business Divested	—	—	9.0	9.0
Impact from Foreign Currency Exchange Rates	7.1	1.5	2.1	10.7
Adjusted Net Sales	$795.7	$519.7	$387.0	$1,702.4

Net Sales Six Months Ended July 2, 2016	$772.3	$494.3	$390.2	$1,656.8
Organic Sales Growth %	3.0%	5.1%	(0.8)%	2.8%
Net Sales Growth %	2.1%	4.8%	(3.7)%	1.6%